EXHIBIT 10.13

                               LICENSE AGREEMENT


This License Agreement ("Agreement") is made between Licensor and Licensee as of the Contract Date set forth herein. No rights of any kind in or to the Licensed Property shall vest in Licensee and Licensor shall have no obligations to Licensee hereunder, unless and until (i) this Agreement has been executed by an authorized signatory of Licensee and accepted and executed by an officer of Licensor, (ii) the Advance has been paid in full; and (iii) the appropriate insurance coverage as defined herein has been provided to Licensor. This Agreement and any oral negotiations are deemed to be a proposal by Licensee to acquire a license from Licensor which Licensor is not obligated to consider or accept until the above conditions are met. No employee, agent, or representative of Licensor has authority to enter into any oral agreement, revision, or amendment with respect to the subject matter hereof. If accepted by Licensor, this Agreement consists of the Terms and Conditions as set forth herein, and all Exhibits and Schedules attached hereto are made a part of this Agreement.



1. Contract Number:  95179

2. Contract Date:  April 23, 1996

3. Licensor(s):  SABAN MERCHANDISING, INC.
                 (SMI)
                 10960 Wilshire Boulevard
                 Los Angeles, California 90024

                 SABAN INTERNATIONAL, N.V.
                   (SINV)
                 Plaza JoJo Correa 1-5
                 Curacao, Netherlands Antilles

4. Licensee:          JAXXS, INC.
                      24955 Pacific Coast Hwy.,
                      #B202
                      Malibu, CA 90265

5. Licensed Property: Mighty Morphin Power
Rangers(TM)/Power Rangers Zeo(TM), the children's episodic live-action television program, and as further defined in attached Schedule A and Exhibit
1.

6. Total Guarantee: $25,000.00
       Guarantee Due Date(s)
Date
                          Amount
                          ------
Upon Signing            $10,000.00 (Advance)
12/31/96                $ 7,500.00
03/31/97                $ 7,500.00
Ninety-five percent (95%) payable to SMI and five percent (5%) payable to SINV.

7. Royalty Rate(s): 10%

Royalties earned for the United States, its territories and possessions are payable to SMI and Royalties earned for Canada are payable to SINV.

8. Promotional Commitment: not applicable.

9. Licensed Term: The licensed term commences as of August 1, 1996 and terminates on July 31, 1998.

10. Licensed Article(s): See attached Schedule B

11. Licensed Territory: United States, its territories and possessions; Canada.

12. Licensed Channels of Distribution: See attached
Schedule D

The following attached Exhibit and Schedules are incorporated and made a part of this Agreement.
 X  Exhibit 1 (Style Guide and Product Approval)
 X  Schedule A (Copyrights and Trademarks)
 X  Schedule B (Licensed Articles)
___ Schedule C (Licensed Territory)
 X  Schedule D (Licensed Channels of Distribution)
 X  Schedule E (Insurance Requirements)
 X  Schedule F (Accounting Statement Form)
 X  Schedule G (Approval of Manufacturer)








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

                          Standard Terms and Conditions

S-1. GRANT OF LIMITED LICENSE

Licensor grants to Licensee and Licensee accepts the nontransferable, nonassignable grant (without the right to grant sublicenses) to utilize the Licensed Property on or in connection solely (i) with Licensed Articles sold, offered for sale or use (ii) in the Licensed Territory (iii) during the Term and
(iv) in the Licensed Channels of Distribution, each as set forth herein or attached hereto, and subject to all the terms and conditions set forth herein. Nothing contained in this Agreement shall be deemed to imply any restriction on Licensee (or its customers) as to pricing policy.

S-2. LICENSED TERM

The "Term" begins on the date all conditions precedent set forth herein have been satisfied and ends on the Date set forth above, unless sooner terminated as provided herein. Licensee is prohibited from advertising or promoting in any manner any Licensed Article prior to receiving written approval with respect to all promotional materials as required herein.

S-3. LICENSED TERRITORY

Licensee is prohibited from making or contributing to, any direct or indirect use of the Licensed Property in any location outside the defined Licensed Territory or approved in Schedule G; Licensee represents and warrants that it will not knowingly sell any Licensed Articles to third parties who intend or are likely to resell them outside the Licensed Territory; and Licensee will take all reasonable precautions against such resale.

S-4. ROYALTIES AND PAYMENTS

S-4.1 Computation of Royalties

Licensee will pay Licensor "Royalties" equal to the applicable Royalty Rate set forth above as a percentage of Net Invoiced Billings made to retailers (or to wholesaler or other distributors) for Licensed Articles shipped by Licensee from a location in the Licensed Territory for delivery to a customer located in the Licensed Territory. If the customer in the Licensed Territory bears the costs of obtaining delivery (e.g. shipping, duties, and the like) Licensee shall pay the F.O.B. Royalty Rate. The full applicable Royalty Rate shall be payable on closeout or other deep discount sales, including sales to employees. With Licensor's prior written permission, no Royalty shall be payable on Licensed Articles sold at or below Licensee's acquisition cost or cost of manufacture, excluding overheads.

S-4.2 Payment of Royalties and Point of Sale

Royalties shall be computed, reported, and paid within thirty (30) days after the close of each calendar quarter and quarterly thereafter as long as Licensee continues to have Net Invoiced Billings on account of the Licensed Articles. As part of Licensee's obligation to compute, report, and pay Royalties to Licensor hereunder, Licensee shall furnish to Licensor complete and accurate statements signed by an officer of Licensee in a form and containing information substantially as set forth in Schedule F hereto. Payments received later than the due date shall bear interest at the maximum rate permissible by law. Payments should be sent to Licensor, Attention: Business Affairs, Licensing and Merchandising. Point of Sale shall mean the quantity of Licensed Articles sold at retail or in any particular channel of distribution. Licensee shall furnish to Licensor correct and accurate Point of Sale information on a monthly basis. The information should be sent to the address above.

S-4.3 Definition of Net Invoiced Billings

Net Invoiced Billings shall mean the date of actual invoiced billings or the shipment date, whichever occurs first, defined as sales quantity of Licensed Articles shipped multiplied by Licensee's selling price. Payment may be less any Allowable Deductions or Returns as hereinafter defined.

S-4.4 Allowable Deductions, Actual Returns

Allowable Deductions shall mean any volume discounts and other trade discounts separately identified on Licensee's sales invoice (not to exceed 5%) as being applicable to sales of Licensed Articles licensed hereunder or to the combined sales of such Licensed Articles and other product(s) not licensed by Licensor ("Combined Sales"), and post-invoice credits granted and properly documented as applicable to sales of Licensed Articles hereunder or to Combined Sales. Actual Returns (not to exceed 3% of Net Invoiced Billings) should be reflected on the quarterly statement following the Actual Return, in no event shall any Actual Returns be allowed more than two calendar quarters following the Net Invoiced Billing date for the particular Licensed Articles. In the event that a post-invoice credit is issued for Combined Sales and Licensee cannot document the portion of the credit applicable to Licensed Articles, Licensee may apply only a pro rata portion of the credit to the Licensed Articles. The following are not Allowable Deductions, whether granted on sales invoices or as post-invoice credits: cash discounts granted as terms of payment; early payment discounts; allowances or discounts relating to advertising; mark down allowances; costs incurred in manufacturing, importing, selling or advertising Licensed Articles; freight costs incorporated in the selling price; anticipated returns; and uncollectible accounts.

S-4.5 Application of Royalties Against Advance and Guarantee

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
Any Advance and Guarantee set forth above is non-refundable and due on the date(s) set forth. The Advance and any Guarantee(s) paid by the appropriate Due Date(s) are applicable against Royalties that may be due. Licensee will have the right to apply the Advance and any Guarantee due against Royalties otherwise payable to Licensor, until such point in time that Licensee has fully paid the Advance and Guarantee.

S-4.6 Sales by Affiliates

The Royalties paid to Licensor on any Net Invoice Billings to Affiliates shall be no less than the Royalties paid to Licensor for Net Invoiced Billings to customers not affiliated with Licensee. If such Affiliate is a resaler of the Licensed Articles, the sale to such customer shall not be counted as a sale for Royalty calculation purposes in such case, the relevant sale for Royalty calculation purposes shall be that of such Affiliate. Affiliate is defined as any entity which directly or indirectly controls, is controlled by, or is under common control with Licensee. Control is defined as the possession, directly or indirectly, of power to direct or cause the direction of management or policies of such entity.

S-5. PROMOTIONAL COMMITMENT
     [not applicable]
S-6. BOOKS AND RECORDS

Licensee will keep accurate and complete books and records as they relate hereto (specifically including information as to quantities of Licensed Articles manufactured by or for and sold and shipped by Licensee or Manufacturer and remaining inventory on hand at the end of the Term) for two (2) years after termination or expiration of the Term. On reasonable notice, Licensor will have the right to examine said books and records and those of any manufacturer supplying Licensee. If in an audit of Licensee's records it is determined that there is a short fall of 3% or more in Royalties reported for any Royalty Payment Period, Licensee shall reimburse Licensor for the full out-of-pocket costs of the audit including any costs of Licensor's employee(s) calculated at $60 per hour inclusive of travel time.

S-7. COPYRIGHTS AND TRADEMARKS
S-7.1 Ownership

Licensee recognizes the unique value of the Licensed Property and the good will and secondary meaning associated therewith in the mind of the public. Licensee acknowledges that Licensee's use of the Licensed Property does not confer or imply a grant of rights, title, or interest in the Licensed Property or good will associated therewith and that all ownership of copyrights, trademarks, service marks, design patents, and other rights in the Licensed Property and Licensed Articles and in all photographs, derivations, adaptations, compilations, collective works, artwork, packaging, text, advertising and promotional materials, and trade dress of any kind using the Licensed Property, including all such materials, designs, and names developed by Licensee and the good will pertaining thereto ("Proprietary Materials") will be, and at all times will remain, in the name of Licensor.

S-7.2 Employees for Hire

All Proprietary Materials will be "works made for hire" within the meaning of the U.S. Copyright Act of 1976, as amended, and Licensee agrees that all Proprietary Materials will be prepared by Licensee's employee (or contractor) as a work-for-hire under Licensee's sole supervision, responsibility, and monetary obligation. If third parties who are not employees of Licensee contribute to the creation of any Proprietary Material, Licensee will obtain from such third parties, prior to commencement of work, a full written assignment by which all rights, title, and interest in the Proprietary Materials, throughout the universe in perpetuity, will vest in Licensor. Nothing contained herein will be deemed or construed to convey to Licensor any rights or proprietary interest in or to any of the designated trademarks, trade names, copyrights, or other indicia of Licensee.

S-7.3 Delivery of Proprietary Materials to Licensor

Promptly at the end of the Term, or from time to time as Licensor may elect, Licensee will deliver all originals or duplicates (cost for duplication to be borne by Licensor at Licensor's cost) of all Proprietary Materials, whether supplied by Licensor or created by or on behalf of Licensee, to Licensor.

S-7.4 Copyright and Trademark Notices

Licensee will comply fully with applicable federal and state trademark and copyright notice provisions of the Licensed Territory including but not limited to those set forth in Schedule A, and any other legal notices which Licensor may from time to time require. Licensee, subject to Licensor's reasonable right to approve the content, size, and placement thereof, will have the right to place its own copyright and trademark notices on any materials it owns or creates hereunder which are separate and apart from the Licensed Property and Proprietary Material and to which it retains all ownership rights thereto.

S-7.5 Protection of Copyrights, Trademarks, and Good Will

Licensee agrees to assist Licensor, at Licensor's request and expense, in procuring and maintaining Licensor's rights in the Licensed Property and Proprietary Material (including trademark and copyright therein). In connection therewith, Licensee agrees to execute and deliver to Licensor in such form as Licensor reasonably may request all instruments necessary to effectuate copyright and trademark protection or to record Licensee as a registered user of any trademarks or to cancel such registration. If Licensee fails to execute any such instruments, Licensee appoints Licensor as its attorney-in-fact to do so on Licensee's behalf, and Licensee acknowledges that such appointment is coupled with an interest. Licensor makes no representation or warranty that copyright or trademark protection will be secured in the Licensed Property. Licensor will control absolutely all infringement litigation brought against third parties involving or affecting the Licensed Property, and Licensor may join Licensee as a party thereto at Licensor's expense.

S-8. LICENSOR'S REPRESENTATIONS AND WARRANTIES

Licensor represents and warrants that (i) Licensor has the right to license the Licensed Property to Licensee in accordance with the terms and conditions of this Agreement, and (ii) the Licensed Property does not and, during the Term, will not infringe any copyright, trademark, or other intellectual property right of any third party.

S-9. INDEMNIFICATIONS
S-9.1 By Licensor

Licensor agrees to indemnify and hold harmless Licensee during and after the term hereof against all claims, (including settlements entered into in good faith with Licensor's consent), liabilities, and expenses (including reasonable attorneys' fees) arising solely out of the use of the Licensed Property as authorized hereunder. Licensee must give Licensor prompt notice of all claims or suits relating to such use of which it is aware. Licensor will have the option to undertake and control the defense and settlement of any such claim or suit. Licensor has the sole right to determine whether or not any action will be taken on account of any such infringements or imitations. Licensee will not be entitled to recover for lost profits. If Licensee is precluded from selling any stock of Licensed Articles or utilizing materials in its possession, Licensor shall be obligated to purchase such Licensed Articles and material from Licensee at cost, excluding overheads, and shall have no other responsibility or liability with respect to such Licensed Articles or materials.

S-9.2 By Licensee

Licensee agrees to indemnify and hold harmless Licensor and its successors, assigns, parent, subsidiaries, affiliates, and co-venturers, and all other parties associated with the Licensed Property, and their respective directors, officers, employees, and agents from and against all claims, (including settlements entered into in good faith with Licensee's consent), liabilities and expenses (including reasonable attorneys' fees) arising out of or in connection with Licensee's activities hereunder, out of any defect (whether obvious or hidden and whether or not present in any sample approved by Licensor) in a Licensed Article whether or not licensed by this Agreement, or arising from personal injury or any infringement of any rights of any person by the manufacturer, sale, possession or use of Licensed Articles; or their failure to comply with applicable laws, regulations and standards.

S-10. PRODUCT LIABILITY AND ADVERTISER'S LIABILITY INSURANCE

Licensee will obtain and maintain at its own expense commercial general liability insurance including broad form coverage for contractual liability, products liability and personal injury liability (including bodily and death), and advertiser's liability insurance as set forth in Schedule E.

S-11. ARTWORK; APPROVALS; PRODUCT SAFETY
S-11.1 Artwork.

Any materials (other than two (2) Style Guides) supplied to Licensee by Licensor will be purchased at Licensor's invoiced cost.

S-11.2 Concept Approval

Licensee agrees to furnish Licensor within thirty (30) days of the contract date, for review and written approval in Licensor's sole discretion, all concepts, preliminary and proposed artwork, storyline, mock-up, format and size, title, layout, packaging, concept design and other materials Licensor may deem necessary to approve the concept of the use of the Licensed Property on the Licensed Article and as noted in Licensor's Product Approval Form included in
Exhibit 1. Licensee acknowledges that Licensor may not approve concepts within ninety (90) days of the termination date of this Agreement.

S-11.3 Pre-Production Approval

No later than sixty (60) days following concept approval, Licensee shall furnish to Licensor for written approval which Licensor shall endeavor to respond to within a reasonable time, a mock-up, prototype or pre-production sample including, but not limited to, paper stock, fabric, final artwork and photographs, text, copy, cover notices, dust jacket, slip case, layouts, black line sketches, color proofs, packaging, promotional material, advertising, catalogues, etc., of each Licensed Article in connection with which the Licensed Property is used. Licensee acknowledges that no Article may be produced, manufactured, published and/or distributed without Licensor's prior written approval. Any such Article not approved will be deemed as unlicensed and will cause immediate termination of this Agreement and/or withdrawal of the Article from this Agreement. Any modification of a Licensed Article must be submitted in advance for Licensor's written approval. Approval of any materials including, but not limited to, design, artwork, copy, or text on a particular Licensed Article does not imply approval of same for use with a different Article.
S-11.4 Approval of Production Samples
Prior to shipment of Licensed Articles to any customer, wholesaler, retailer, etc., Licensee agrees to furnish from the first and any subsequent production run or print run for Licensor's written approval, twelve (12) samples with packaging, if applicable, which should conform to the approved pre-production sample. Approval or disapproval of the production sample or print run shall lie in Licensor's sole discretion. Any Article not so approved shall be deemed unlicensed, shall not be sold and, unless otherwise agreed in writing, certified destroyed by an officer of Licensee. Licensee agrees to furnish Licensor, at no charge, additional samples of each Licensed Article which Licensor may deem reasonably necessary from time to time for purposes of comparison with earlier samples, or to test for compliance with applicable laws, regulations and standards, and to permit upon reasonable request, inspection of Licensee's manufacturing operations and testing records (and those of any approved supplier or third party manufacturer). Licensee agrees to provide Licensor at Licensee's cost plus ten percent (10%) any quantity over this amount. The rights granted herein do not permit sale of "seconds" or "irregulars" and any such Licensed Articles not meeting the standard of approval samples should be destroyed, or as otherwise agreed to in writing by Licensor.
S-11.5 Product Safety & Inspection
Licensor shall rely primarily on Licensee for the consistent quality and safety of the Licensed Article and their compliance with applicable laws and standards. Licensor and Licensee will not unreasonably object to any change in design of a Licensed Article or in materials used in the manufacturing of the Licensed Article or in the process of manufacturing the Licensed Article. Licensee or Licensor shall advise Licensee or Licensor in writing if either intends to make any modification to the Licensed Article to make it safer or more durable. Licensed Articles not complying with applicable laws, regulations or standards shall be deemed unapproved even if previously approved by Licensor and shall not be shipped.
S-12. EXCLUSIVITY; RESTRICTIONS ON AND MANNER OF EXPLOITATION; WITHDRAWAL
S-12.1 Exclusivity
Licensor reserves the right to use and grant third parties the right to use the Licensed Property in any manner whatsoever.
S-12.2 Restrictions on and Manner of Exploitation
The Licensed Property will not be used in conjunction with or commingled with any other name, character, symbol, design, likeness, or literary or artistic material, unless any such use is expressly permitted in writing by Licensor. In no event will the Licensed Articles be packaged for sale or distribution with other articles (other than articles approved in writing by Licensor).
S-12.3 No Warranty of Exploitation by Licensor
Licensor does not warrant or represent to Licensee that the Licensed Property will continue to appear in or as part of any program, motion picture, or other work or that any such work will continue to be exploited. Licensor may from time to time, at any time, delay, discontinue, resume, or change any present or future use of the Licensed Property.
S-12.4 Withdrawal
Licensor will have the right, by giving written notice to Licensee, to withdraw from the license granted herein any element of the Licensed Property if Licensor determines that the use or continued use of such element will violate or infringe the rights of any third party, violate any law or regulation, or subject Licensor to any legal liability. Licensor's obligations to Licensee shall be limited to the purchase at cost of Licensed Article and other material utilizing such withdrawn Licensed Article which cannot be sold or used. In this event, the Advance and Guarantee shall be adjusted to correspond to the time remaining in the Term, or the number of Licensed Articles remaining under the Agreement at the time of withdrawal.
S-13. RIGHTS AND OBLIGATION UPON EXPIRATION OR TERMINATION
S-13.1 Licensor's Rights
Upon expiration or termination of this Agreement, all rights granted herein revert to Licensor and Licensor shall be entitled to retain all Royalties. Licensee agrees Licensed Articles shall be manufactured in quantities consistent with anticipated demand so as not to result in inventory build up prior to expiration. Licensee agrees that from the date of termination or expiration, Licensee shall neither manufacture nor have manufactured any Licensed Articles and shall deliver all Proprietary Materials which may have been used in connection with this Agreement or at Licensor's option, sell to us at Licensee's cost or destroy or efface any molds, plates, or other items used to reproduce Licensed Articles and that as except as hereinafter provided, Licensee will cease any Net Invoiced Billing as defined herein of any Licensed Articles. S-13.2 Licensee's Rights
If Licensee has any Licensed Articles in inventory on the expiration or termination date, Licensee shall provide Licensor with a full accounting statement of such Licensed Articles. When such statement has been provided to Licensor and Licensee has page 6 of 6
otherwise fully complied with the terms of this Agreement, Licensee shall have the right for a limited period of ninety (90) days from such date, to sell off and deliver such Licensed Articles. Licensee shall furnish to Licensor statements covering such shipments and pay Royalties to such sales. Licensee agrees not to "dump" Licensed Articles during any sell off period. Any inventory of Licensed Articles remaining in possession after such sell off period shall be destroyed or all Licensed Property removed or obliterated therefrom.

S-14. EVENTS OF DEFAULT LEADING TO IMMEDIATE TERMINATION

Licensee will have no right to cure any of the following defaults:

S-14.1 Bankruptcy

If Licensee's liabilities exceed its assets, or if Licensee becomes unable to pay its debts as they become due, or if Licensee files or has filed against it a petition in bankruptcy, reorganization, or for the adoption of an arrangement under any present or future bankruptcy, reorganization, or similar law (which petition if filed against Licensee is not dismissed within 30 days after the filing date), or if Licensee makes an assignment for the benefit of its creditors or is adjudicated bankrupt, or if a receiver or trustee of all or substantially all of Licensee's property is appointed, or if Licensee discontinues its business, the license granted herein will automatically terminate forthwith without notice to Licensee.

S-14.2 Transfer or Change of Control

If a substantial portion of the assets or controlling stock or ownership in Licensee's business is sold or transferred, or if there is a substantial change in Licensee's management, or if Licensee's property is expropriated, confiscated, or nationalized by any government or if any government assumes de facto control of Licensee's business, in whole or in part, Licensor may terminate this Agreement upon ten (10) days' notice to Licensee.

S-14.3 Other Defaults

This Agreement will automatically terminate forthwith without notice to Licensee if Licensee: (i) manufactures, offers for sale, sells, or distributes articles which are not approved as defined herein; (ii) sells, or knowingly sells to any third party who intends to sell, any articles incorporating elements of the Licensed Property outside the Licensed Territory or Channels of Distribution;
(iii) purchases materials, products, or services from, or acts as a broker, reseller, distributor, or retailer for, any third party whom Licensor has given Licensee notice is an infringer of Licensor's proprietary rights; (iv) registers or attempts to register any claim to copyright, trademark, service mark, or design patent in any element of the Licensed Property; (v) assigns or attempts to assign this Agreement, or sublicenses or attempts to sublicense any of Licensee's rights under this Agreement, to any third party without Licensor's prior written consent; or (vi) fails to obtain or maintain the insurance coverage as required hereunder.

S-15. EVENTS OF DEFAULT FOR WHICH LICENSEE WILL HAVE A RIGHT TO CURE BEFORE TERMINATION

Licensee will have the right to cure each of the following defaults before Licensor may terminate this Agreement.

S-15.1 Failure to Exploit

If Licensee fails to commence exploitation of any Licensed Article(s) by the applicable "Market Date" as set forth in Schedule B hereto, and continues to fail to commence exploitation or distribution of the Licensed Article(s) during the twenty (20) business days immediately following Licensor's notice of such default, Licensor may terminate this Agreement in whole or only with respect to such Licensed Article upon ten (10) days' written notice to Licensee.

S-15.2 Failure to Render Statements or Make Royalty Payments When Due

If Licensee fails to render any statement accompanied by payment of Royalties then due as required pursuant to section S- 4.2, and continues to fail to render such statement and/or make payment of Royalties then due during the five (5) business days immediately following Licensor's notice of such default, Licensor may terminate this Agreement upon five (5) days' written notice to Licensee.

S-15.3 Breach of Other Agreements

If Licensee breaches without curing within the applicable time period, any material term of any other agreement between Licensee and Licensor, Licensor may terminate this Agreement upon five (5) days written notice to Licensee.

S-16. MISCELLANEOUS

S-16.1 Equitable Relief

Licensee acknowledges that its failure to comply with any of the terms herein including, but not limited to, its obligation to cease the manufacture, sale, or distribution of Licensed Articles at the termination or expiration of this Agreement will cause immediate and irreparable damage to Licensor. Licensee acknowledges that, in addition to any and all other remedies, Licensor shall have the right to equitable relief for any breach, including but not limited to, temporary restraining order, preliminary injunction or other alternative relief without the necessity of posting any bond or proving any damages.

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


Legal Notices to and from Licensor and Licensee shall be in writing, addressed to the parties at the address set forth herein and served either personally, by depositing postage prepaid in the U.S. mail, or by confirmed facsimile transmission. Notices to Licensor should be sent, attention: Legal Affairs, Licensing.

S-16.3 Relationship

This Agreement does not create an agency, partnership, or joint venture relationship between Licensor and Licensee.

S-16.4 Construction

This Agreement shall be construed pursuant to the laws of the State of California applicable to agreements entered into and fully performed therein. California state or federal courts, as applicable, located in Los Angeles County will have exclusive jurisdiction.

S-16.5 Partial Invalidity

The invalidity of any provision of this Agreement shall not impair or affect the validity of the remaining portions hereof, and this Agreement shall be construed as if such invalid provision had not been included herein.

S-16.6 Confidentiality

Licensee and Licensor are prohibited from making disclosure of the financial terms of this Agreement to any third party without prior written consent, provided, however, that disclosure may be made: (i) to the extent necessary to comply with governmental disclosure requirements; (ii) to any financial or legal representatives, owners, parents, and partners; and (iii) as may be necessary and appropriate in connection with the performance and enforcement of this Agreement. Any party to whom disclosure is made hereunder will likewise be bound by the terms of this paragraph.

All terms and conditions set forth above are agreed to and accepted as of the "Contract Date" set forth on page 1 hereof:

LICENSOR(S):  SABAN MERCHANDISING, INC.

/s/
--------------------------------------------
Print:
      ---------------  ---------------
Title:
      ------------

SABAN INTERNATIONAL, N.V.

/s/
--------------------------------------------
Print:
      ---------------  ---------------
Title:
      ------------


LICENSEE:  JAXXS, INC.

/s/
--------------------------------------------
Print:
                       ---------------
Title:
       -------------------------------------


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


                                    EXHIBIT 1
                      STYLE GUIDE AND PRODUCT APPROVAL FORM

A Style Guide is incorporated into the Agreement by this reference. Licensee acknowledges receipt of a Style Guide upon execution of this Agreement.

Only those characters, and any and all trademarks, tradenames, service marks, devices, symbols, signs, patents, copyrights and other similar items, whether registered or not, owned or controlled and approved by Licensor regarding the property, as applicable, identified in a Style Guide are included as the Licensed Property. The name and/or likeness of any performer connected with the Licensed Property will not be included within the definition of the Licensed Property and the use thereof is not licensed herein unless otherwise specifically provided or approved in writing by Licensor(s).



                                   SCHEDULE A
                            COPYRIGHTS AND TRADEMARKS

Licensee is required to use at least one of the following marks as appropriate on the Licensed Articles as defined in Schedule B. All copyright and trademark notices must be of a sufficient size to be read clearly. All uses of the Licensed Property logo(s) must include (TM) immediately adjacent to the logo (until such time as Saban's registered trademarks issue, at which time the logos on new materials must shift from (TM) to (R)).


                                   Full Notice

(TM) and (C) (year of publication*) Saban. All Rights Reserved. MIGHTY MORPHIN POWER RANGERS(TM)/POWER RANGERS ZEO(TM) and all logos, characters, names, and distinctive likenesses thereof are the exclusive property of Saban Entertainment, Inc., and Saban International N.V.


                               Abbreviated Notice

(TM) & (C) (year of publication*) Saban Entertainment, Inc. & Saban International N.V. All Rights Reserved.


                                  Short Notice
                        (for extremely small items only)

                    (TM) & (C) (year of publication*) Saban.


   *NOTE: YEAR OF PUBLICATION = YEAR ITEM IS FIRST MARKETED/SHOWN TO RETAILERS

                                   SCHEDULE B
                        LICENSED ARTICLES SPECIFICATIONS

Licensee is licensed to manufacture, distribute, and sell the Licensed Articles as described below. Any manufacture or sale by Licensee of products other than those described below is a material breach of the Agreement as described therein. All Licensed Articles are subject to the approvals as described in the Agreement. Licensee agrees that the Market Date is the date(s) by which the Licensed Article(s) will be available for the purchase by the public at retail outlets.


--------------------------------------------------------------------------------
Licensed Article(s)                                               Market Date(s)
--------------------------------------------------------------------------------
Micro (less than 3") Power Rangers Zeo bikes and                  9/1/96
carrying case
--------------------------------------------------------------------------------
Plastic battery-operated motor bike with sound chip               9/1/96
(without race track) with permanently attached non-
articulated figurine
--------------------------------------------------------------------------------
"Glow Zone" luminous removable vinyl stickers and                 9/1/96
zone maps (glow stickers are attached to the map
creating a world map)
--------------------------------------------------------------------------------


                                   SCHEDULE D
                        LICENSED CHANNELS OF DISTRIBUTION

Licensee is solely licensed to distribute and sell the Licensed Articles in the Channels of Distribution marked below in the Licensed Territory as described in the Agreement. Any sale of the Licensed Article(s) in channels of distribution other than those marked or described below is a material breach of the Agreement as described therein. Licensor(s) reserves the rights to any Channels of Distribution not specifically included herein.


--------------------------------------------------------------------------------
X    Mass Market - Retail                         Souvenir Stores
--------------------------------------------------------------------------------
     Mid-Tier - Retail                            Drug Stores
--------------------------------------------------------------------------------
     Department Stores              X             Specialty Stores
--------------------------------------------------------------------------------
     Direct Response                              Catalog/Mail Order
--------------------------------------------------------------------------------
     Promotion/Premium                            Tour/Special Venues
--------------------------------------------------------------------------------
     Gift Market                                  Restaurants
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Supermarkets                                 Vending Machines
--------------------------------------------------------------------------------
     Fan Club                       X             Other: (Toy Stores)
--------------------------------------------------------------------------------


                                   SCHEDULE E
                             INSURANCE REQUIREMENTS

Licensee, at its sole cost, will obtain and maintain throughout the Term, and will provide Licensor(s) written evidence from the insurance carrier of, (i) standard Product Liability Insurance and (ii) standard Advertiser's Liability Insurance, each from a legally-qualified insurance company reasonably acceptable to Licensor(s):

(1) in an amount, with respect to the Product Liability Insurance, not less than $2,000,000 combined single limit for each single occurrence and with a deductible no greater than $10,000;

(2) in an amount, with respect to the Advertiser's Liability Insurance, not less than $500,000/$1,000,000 with a deductible no greater than $10,000;

(3) naming Licensor(s) and its subsidiaries as additional named insured; and,

(4) non-cancelable and non-modifiable except on 30 days' prior written notice to Licensor(s) and only if replaced so that there is no lapse in coverage as required herein.

Only an endorsement to the policy for the insurance carrier is acceptable evidence of coverage as required hereunder.

                                   SCHEDULE G
                            APPROVAL OF MANUFACTURER


Licensee must obtain and submit this executed approval form to Licensor(s) of any third party manufacturer of any of the Licensed Articles as described in Schedule B.

TERRITORY OF MANUFACTURE:

AUTHORIZED ARTICLE(S):

The undersigned ("Manufacturer") understands that Licensor(s) has licensed Licensee to manufacture or have manufactured for Licensee the Authorized Article(s) utilizing certain designs and names related to the Licensed Property. To induce Licensor(s) to consent to the manufacture of the Authorized Article(s) by Manufacturer, Manufacturer agrees, for the benefit of Licensor(s), that it will not manufacture the Authorized Article(s) using the Licensed Property for anyone but Licensee or its wholly-owned subsidiaries; that Manufacturer will not manufacture the Authorized Article(s) in any territory other than the above-named Territory; that Manufacturer will not (unless Licensor(s) consents in writing) manufacture any other merchandise utilizing any of the Licensed Property; and that when Licensee ceases to require Manufacturer to manufacture the Authorized Article(s), Manufacturer will deliver to Licensor(s) or Licensee any molds, plates, engravings or other devices used to reproduce the Licensed Property or will give satisfactory evidence of the destruction thereof. Licensor(s) shall be entitled to invoke any remedy permitted by law for violation of this Manufacturer's Agreement by Manufacturer.

MANUFACTURER:

Address:___________________                            By:______________________

___________________________                            Its:_____________________

___________________________                            Date:____________________

                                   SCHEDULE H
                                ADDITIONAL TERMS

                                   SCHEDULE F
                            ACCOUNTING STATEMENT FORM

Licensee:   JAXXS, INC.                            Mail to:  SABAN MERCHANDISING, INC.
            24955 Pasific Coast Hwy., #B202                  10960 Wilshire Boulevard
            Malibu, CA 90265                                 Los Angeles, California 90024
            _______________                                  Attn: Business Affairs, Licensing & Merchandising

Date Reported:  ___/___/___

FOR THE CALENDAR QUARTER:  From__________To____________

INSTRUCTIONS FOR THE LICENSED ELEMENT COLUMN BELOW: Please identify in the Licensed Element Column the Character Used and or Title and if sold embellished with (1) Characters only; (2) Character(s) with Title, and (3) Title only.


------------------------------------------------------------------------------------------------------------------------------------
Territory   Lot/    Authorized   Licensed  Unit       Qty          Invoiced     (Allowable  (Actual   Royalty     Royalty    Total
            Style   Article      Element   Price ($)  Shipped (#)  Billing ($)  Deds)       Returns)  Base   ($)  Rate  (%)   ($)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

We have examined this report and we certify it to
be a true and correct statement as                               1.  Total
Payment                 $____________
reflected by our books for the above period.                     2.
Guarantee Balance                   $____________

                                                                 3.
PAYMENT DUE   $____________

By:    _______________________________

Title:  _______________________________
                                                  Entered:  __/__/__
Date: ____/____/_____

         Entered: ___/___/___

                                    AMENDMENT


Reference is made to that certain License Agreement dated April 23, 1996, contract number 95179 (the "Agreement") between Saban Merchandising, Inc. (SMI), Saban International N.V. (collectively "Licensor") and Jakks Pacific, Inc. (as amended "Licensee"), in connection with the Licensed Property entitled

The Agreement is amended as of October 9, 1996 whereby:

     1.   Licensee is clarified as Jakks Pacific, Inc.

     2. Total Guarantee shall be $125,000.00 with Guarantee due dates as follows:

          Date                                 Amount
          ----                                 ------
          Upon Signing                        $40,000.00 (Advance)
          03/31/97                            $42,500.00
          06/30/97                            $42,500.00

     Licensor acknowledges the partial receipt of the Advance payment in the amount of $10,000.00.

     3. Upon receipt of the remaining Advance ($30,000), Schedule B, Licensed Articles Specifications, shall be amended in its entirety to read as follows:


------------------------------------------------------------------------------------------------------------------------------------
Licensed Article(s)                                                                                                 Market Date(s)
------------------------------------------------------------------------------------------------------------------------------------
minature figures and/or vehicles less than 2" in height and/or length                                               2/97
with any or all of the following: optional wrist carrying case; playset carrying case with optional mini track with motorized launcher (Stunt
Stadium) or performance speedway and morotized accelerator
------------------------------------------------------------------------------------------------------------------------------------
Plastic battery-operated motorized vehicles with sound chip (without                                                2/97
race track) with permanently attached non-articulated figurine
------------------------------------------------------------------------------------------------------------------------------------
Radio/remote control vehicles (turbo racers)                                                                        2/97
------------------------------------------------------------------------------------------------------------------------------------
"Glow Zone" luminous removable vinyl stickers and zone maps (glow                                                   2/97
stickers are attached to the map creating a world map)
------------------------------------------------------------------------------------------------------------------------------------

Unless otherwise expressly provided in this Amendment, the terms used herein will have the same meaning ascribed to them in the Agreement. The Agreement, as modified herein, is hereby confirmed.



SABAN MERCHANDISING, INC. (SMI)                 SABAN INTERNATIONAL N.V. (SINV)


By:                                    By:
Print:                                 Print:
Its:                                   Its:
Date:                                  Date:

JAKKS PACIFIC, INC.


By:

Print:
Its:

Date: